Exhibit 99.1

PTG-100, an Oral Gut-Restricted Peptide 47 Antagonist, Induces Clinical and Histologic Remission in Patients with Moderate to Severely Active Ulcerative Colitis William J Sandborn, Brian Bressler, Scott Lee, Raj Bhandari, Bittoo Kanwar, Lucio Tozzi, Richard Shames, Geert D’Haens, Jean-Frederic Colombel, Stefan Schreiber, Silvio Danese, Rish K. Pai, Brian Feagan

Disclosures Dr. Sandborn reports consulting fees from Abbvie, Akros Pharma, Allergan, Ambrx Inc., Amgen, Ardelyx, Arena Pharmaceuticals, Atlantic Pharmaceuticals, Avaxia, Biogen, Boehringer Ingelheim, Bristol Myers Squibb, Celgene, Conatus, Cosmo Technologies, Escalier Biosciences, Ferring, Ferring Research Institute, Forward Pharma, Galapagos, Genentech, Gilead Sciences, Immune Pharmaceuticals, Index Pharmaceuticals, Janssen, Kyowa Hakko Kirin Pharma, Lilly, Medimmune, Mesoblast, Miraca Life Sciences, Nivalis Therapeutics, Novartis, Nutrition Science Partners, Oppilan Pharma, Otsuka, Palatin, Paul Hastings, Pfizer, Precision IBD, Progenity, Prometheus Laboratories, Qu Biologics, Regeneron, Ritter Pharmaceuticals, Robarts Clinical Trials (owned by Health Academic Research Trust or HART), Salix, Seattle Genetics, Seres Therapeutics, Shire, Sigmoid Biotechnologies, Takeda, Theradiag, Theravance, Tigenix, Tillotts Pharma, UCB Pharma, Vascular Biogenics, Vivelix; research grants from Atlantic Healthcare Limited, Amgen, Genentech, Gilead Sciences, Abbvie, Janssen, Takeda, Lilly, Celgene/Receptos; payments for lectures/speakers bureau from Abbvie, Janssen, Takeda; and holds stock/stock options in Escalier Biosciences, Oppilan Pharma, Precision IBD, Progenity, Ritter Pharmaceuticals 2

PTG-100

Oral α4β7-specific, GI-restricted, Targeted Therapy for IBD

- First-in-class potential as a GI-restricted α4β7-specific blocker
  - Small constrained peptide
  - ~2.5 kDa
- α4β7 integrin, a clinically validated IBD target
- Oral, once daily dosing
- Blood-based PD biomarkers reflect local target engagement with effects on trafficking



MAdCAM-1
Memory T lymphocyte
α4β7 integrin
MAdCAM-1
α4 subunit
β7 subunit
α4β7 integrin

Briskin M, et al *Am J Pathol.* 1997;151:97-110

3

Phase 2 PROPEL Study in Ulcerative Colitis

Randomized, double-blind, placebo-controlled adaptive parallel design

- 12 week induction study, QD dosing
- Primary endpoints: Clinical remission, safety and tolerability

PROPEL STUDY

Moderate to severe UC
N~260, ~100 sites

Enrollment Criteria:

- Mayo Score 6-12
- Central read endoscopic score ≥ 2
- Biologics-naïve or TNFα-experienced (≤ 50%)

Interim Analysis
n = 65

- Placebo
- 150 mg QD
- 300 mg QD
- 900 mg QD

Interim Analysis

Interim futility analysis based on 1° end point of clinical remission

Adhering to the most current and stringent definition of clinical remission

Criteria	Stool Frequency	Rectal Bleeding	Endo-scopy	Total Score
Score	0-1*	0	0-1	0-2

* change of one or more from baseline

4

Baseline Demographics Interim Analysis Dataset (n = 65) • Patients were balanced across all treatment arms 5 Demographic Placebo 150 mg 300 mg 900 mg Age (mean) 42.4 45.2 43.7 40.9 Gender (% M) 57 72 46 35 BMI (kg/m2) 23.4 25.7 24.4 24.4 Duration of UC (years) 7.5 5.1 6.9 5.6 Baseline Total Mayo Score 8 8.1 8.9 8.3 % TNF-experienced 29.4 37.5 31.3 43.8

Interim Analysis Futile Outcome Driven by Unusually High Placebo Rates • • Interim outcome (n=65) declared futile by DMC and trial was No safety concerns were noted discontinued • A comprehensive data review was undertaken – – Operational misconduct and trial design issues were ruled out Issues with central endoscopy reading were identified • All 4 PBO clinical remitters were scored by a single reader • Friability incorrectly scored by reader 6 •An independent blinded re-read of endoscopy videos was conducted by Robarts Clinical Trials •Unusually high placebo effect was observed: 4/17 (23.5%) – Historic average for similar trials is ~ <6%

Re-analysis Based on Endoscopy Re-Reads Interim dataset summary (n = 65) Response • • 1/17 (5.9%) placebo rate of remission; this indicated non-futile outcome Efficacy observed in PTG-100 higher dose arms 7 Remission Endoscopic 150 mg 1/16 (6%) 1/16 (6%) 300 mg 2/16 (13%) 2/16 (13%) 900 mg 3/16 (19%) 3/16 (19%) PBO 1/17 (6%) 1/17 (6%) Remission Endoscopic Response 150 mg 1/16 (6%) 1/16 (6%) 300 mg 2/16 (13%) 2/16 (13%) 900 mg 3/16 (19%) 4/16 (25%) PBO 4/17 (24%) 4/17 (24%) •Re-read •Normal Placebo Rate •Original Reads •High Placebo Rate

Re-analysis Based on Endoscopy Re-Reads Full Dataset Summary (n = 83) • • Placebo remission rate in line with historical norms (1/21, 4.8%) Efficacy observed in PTG-100 higher dose arms –900 mg arm showed 11% delta over PBO 8 Criteria Placebo 150 mg 300 mg 900 mg # Patients 21 22 21 19 Clinical Remission 1 (4.8%) 2 (9.1%) 2 (9.5%) 3 (15.8%) Endoscopic Response 1 (4.8%) 2 (9.1%) 3 (14.3%) 3 (15.8%) Blinded endoscopy re-reads on complete data set (n=83)

PTG-100 is Full Analysis Safe and Well-Tolerated Set (n=98) •All SAEs and AEs leading to discontinuation were due to worsening of UC •Cause of death in placebo patient: – Mesenteric ischemia due to complications of UC surgery 9 PBO (n=21) 150 mg (n=22) 300 mg (n=25) 900 mg (n=20) Subjects with at least one AE 10 (48%) 6 (27%) 10 (40%) 12 (60%) Subjects with SAEs 1 (4.8%) 2 (9.1%) 1 (4%) 1 (5%) Discontinuations (n=25/arm) 3 (14%) 3 (14%) 4 (16%) 2 (10%) AEs leading to d/c 1 (4.8%) 2 (9.1%) 0 (0%) 1 (5%) Deaths 1 (4.8%) 0 (0%) 0 (0%) 0 (0%)

Histopathology Analysis Robarts Histopathology Index (RHI) • Four components – – – – Chronic Inflammatory Infiltrate Lamina Propria Neutrophils Epithelial Neutrophils Erosions/Ulcerations • • Included patients with disease activity at baseline (RHI > 3) Histologic remission defined as an RHI score <3 with no neutrophils, erosions, or ulcerations Mosli MH, Feagan BG, Zou G, et al Gut 2017;66:50-58 10

Dose-dependent Increase in Rates of Histologic Remission Defined as an RHI score < 3 at Week 12 50 45 40 44% 35 30 25 20 15 10 5 0 PBO (n=13) 150 mg (n=13) 300 mg (n=9) 900 mg (n=16) 11 % Histologic Remission 22% 15% 0

PTG-100 Does Not Require 100% Target Engagement in Blood for Clinical Efficacy 100 150mg 300mg 900mg Placebos 80 60 40 20 0 -20 -40 0 14 28 42 Day 56 70 84 • • The above data is consistent with previous pre-clinical colitis and Phase 1 PD results Receptor occupancy in blood and in the GI tissue are correlated in preclinical studies (data not shown) 12 Median Percent Baseline Normalized 47+ CD4+ T memory Receptor Occupancy

PTG-100 Phase Conclusions 2 PROPEL Study These data must be interpreted with caution given that the re-read was post hoc, the sample size is relatively small, and changes in the outcome of a small number of patients led to different conclusions PTG-100 is safe and well-tolerated, and the totality of the data which include clinical, endoscopic, histologic, and biomarker data are consistent with both a biological and clinical response and demonstrated dose response Validation of GI-restricted approach with oral 47-integrin specific antagonist for potential treatment of UC. Current data warrants further clinical development ofPTG-100. 13 4 3 2 1 Initial erroneous central read endoscopy scores led to a futile outcome. Re-analysis based on endoscopy re-reads indicated a non-futile outcome and clinical efficacy in higher dose arms

14 Thanks to the patients, families and investigators for their participation in the PROPEL study.